                                                               EXHIBIT 23(a)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statements (Forms S-3 Nos. 333-01599, 333-24091, and 333-41003) of First
Commercial Corporation and the related Prospectuses of our report dated January 20, 1998, with respect to the consolidated financial statements of First Commercial Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1997.

    We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 1987 Incentive and Nonqualified Stock Option Plans of First Commercial Corporation (No. 33-79462), the Employee Stock Ownership Credit and 401(k) Plan of First Commercial Corporation
(No. 333-02565), and the 1997 Incentive Stock Plan of First Commercial Corporation (No. 333-30089) of our report dated January 20, 1998, with respect to the consolidated financial statements of First Commercial Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1997.



                                                     /s/Ernst & Young LLP

Little Rock, Arkansas
March 26, 1998